Exhibit 99.2




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                FORM OF STORM-RECOVERY PROPERTY SALE AGREEMENT


                                     between


                            FPL RECOVERY FUNDING LLC,
                                   as Issuer,


                                       and


                         FLORIDA POWER & LIGHT COMPANY,
                                    as Seller


                         Dated as of ____________, 2007



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                                                  TABLE OF CONTENTS


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                                                     ARTICLE ONE

                                                     DEFINITIONS


                                                     ARTICLE TWO

                                        CONVEYANCE OF STORM-RECOVERY PROPERTY

Section 2.01.  Conveyance of Storm-Recovery Property..............................................................1
Section 2.02.  Conditions to Conveyance of Series A Storm-Recovery Property.......................................3


                                                    ARTICLE THREE

                                       REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01.  Organization and Good Standing.....................................................................4
Section 3.02.  Due Qualification..................................................................................4
Section 3.03.  Power and Authority................................................................................4
Section 3.04.  Binding Obligation.................................................................................4
Section 3.05.  No Violation.......................................................................................4
Section 3.06.  No Proceedings.....................................................................................5
Section 3.07.  Approvals..........................................................................................5
Section 3.08.  Storm-Recovery Property............................................................................5
Section 3.09.  Solvency...........................................................................................7
Section 3.10.  Limitations on Representations and Warranties......................................................8
Section 3.11.  Nature of Representations and Warranties...........................................................8


                                                     ARTICLE FOUR

                                               COVENANTS OF THE SELLER

Section 4.01.  Seller's Existence.................................................................................8
Section 4.02.  No Liens or Conveyances............................................................................8
Section 4.03.  Use of Proceeds....................................................................................8
Section 4.04.  Delivery of Collections............................................................................9
Section 4.05.  Notice of Liens....................................................................................9
Section 4.06.  Compliance with Law................................................................................9
Section 4.07.  Covenants Related to Series A Storm-Recovery Property..............................................9
Section 4.08.  Protection of Title...............................................................................10

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Section 4.09.  Taxes.............................................................................................11
Section 4.10.  Filings Pursuant to Financing Order...............................................................11


                                                     ARTICLE FIVE

                                        ADDITIONAL UNDERTAKINGS OF THE SELLER

Section 5.01.  Liability of the Seller; Indemnities..............................................................11
Section 5.02.  Merger or Other Succession to, and Assumption of, the Obligations of the Seller...................13
Section 5.03.  Limitation on Liability of the Seller and Others..................................................15


                                                     ARTICLE SIX

                                               MISCELLANEOUS PROVISIONS

Section 6.01.  Amendment.........................................................................................15
Section 6.02.  Notices...........................................................................................16
Section 6.03.  Assignment by Seller..............................................................................17
Section 6.04.  Assignment to Trustee.............................................................................17
Section 6.05.  Limitations on Rights of Others...................................................................17
Section 6.06.  Severability......................................................................................17
Section 6.07.  Separate Counterparts.............................................................................18
Section 6.08.  Headings..........................................................................................18
Section 6.09.  Governing Law.....................................................................................18
Section 6.10.  Nonpetition Covenant..............................................................................18
Section 6.11.  Further Assurances................................................................................18


Exhibit A:        Form of Bill of Sale..........................................................................A-1

Schedule 3.06...................................................................................................S-1

Appendix A:       Master Definitions...................................................................Appendix A-1

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         This STORM-RECOVERY PROPERTY SALE AGREEMENT, dated as of __________,
2007, is between FPL Recovery Funding LLC, a Delaware limited liability company, as issuer (the "Issuer"), and Florida Power & Light Company, a Florida corporation, as seller hereunder (in such capacity, the "Seller").

                                   WITNESSETH:

         WHEREAS the Issuer desires to purchase Series A Storm-Recovery Property from the Seller;

         WHEREAS the Seller is willing to sell the Series A Storm-Recovery Property to the Issuer;

         WHEREAS, the Issuer, in order to finance the purchase of the Series A Storm-Recovery Property, will issue the Bonds pursuant to the Indenture;

         WHEREAS the Issuer, to secure its obligations under the Bonds and the Indenture, will pledge its right, title and interest and grant a security interest in, to and under the Series A Storm-Recovery Property to the Trustee for the benefit of the Bondholders.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         (a) Definitions and Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A hereto, provided that when we refer to Bondholders or Holders in this Agreement, we refer only to Holders of the Bonds. This Agreement shall be construed in accordance with the Rules of Construction.

                                   ARTICLE TWO

                      CONVEYANCE OF STORM-RECOVERY PROPERTY

         Section 2.01. Conveyance of Storm-Recovery Property.

         (a) In consideration of the Issuer's payment to or upon the order of the Seller of the Series A Purchase Price by wire transfer of funds immediately available on the date hereof, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Series A Storm-Recovery Property identified in the Bill of Sale delivered pursuant to
Section 2.02(a) on the Closing Date (such sale, transfer, assignment and conveyance of the Series A Storm-Recovery Property to include, to the fullest extent permitted by the Statute and the UCC, the assignment of

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all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Series A Storm-Recovery Charges related to the Series A Storm-Recovery Property, as the same may be adjusted from time to time, it being understood that such Series A Storm-Recovery Property does not include the right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from the Tax Charges). Such sale, transfer, assignment and conveyance of the Series A Storm-Recovery Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 366.8260(5)(c) of the Statute and the Financing Order, shall constitute a sale and absolute transfer of all of the Seller's right, title and interest, in, to and under, and not a borrowing secured by, the Series A Storm-Recovery Property. The preceding sentence is the statement referred to in Section 366.8260(5)(c) of the Statute. The Seller agrees and confirms that upon payment of the Series A Purchase Price and the execution and delivery of this Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Series A Storm-Recovery Property.

         (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Series A Storm-Recovery Property from the Seller for an amount equal to the Series A Purchase Price. The Seller and the Issuer each acknowledge and agree that the purchase price for the Series A Storm-Recovery Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

         (c) Notwithstanding the foregoing, if but only if, contrary to the agreement and intent of the parties and the Financing Order, any sale, transfer, assignment and conveyance of the Series A Storm-Recovery Property is determined by a court not to be a sale and absolute transfer as contemplated by the parties hereto and by the Statute, then

                      (i) (A) the Seller hereby appoints the Issuer as Seller's Agent for purposes of this clause (c)(i), (B) the Issuer shall be deemed to have issued and sold the Bonds for and on behalf of the Seller as Seller's Agent in accordance with the Statute, the Financing Order, the Indenture and the Underwriting Agreement, and (C) the Issuer shall be deemed to have granted and does hereby grant, as of the date hereof, for and on behalf of the Seller as Seller's Agent, a valid and enforceable lien and first priority security interest in the Series A Storm-Recovery Property to the Trustee for the benefit of the Bondholders, in accordance with the Statute or the Financing Order and the Indenture in connection with the issuance of the Bonds, but if a court of competent jurisdiction determines that the provision in this clause (c)(i) does not create a valid and enforceable lien, then

                      (ii) such sale, transfer, assignment and conveyance shall be treated as a pledge of such Series A Storm-Recovery Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest to the Issuer in such Series A Storm-Recovery Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Series A Storm-Recovery Property; and in either case, the Series A Storm-Recovery Property and the other Collateral pledged under the Indenture shall be the only assets of the Seller pledged to the payment of the Bonds, and except as otherwise provided in Section 5.01 of this Agreement, the Bondholders will have no recourse to any other assets of the Seller.

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         Section 2.02. Conditions to Conveyance of Series A Storm-Recovery
Property. The obligation of the Seller to sell, and the obligation of the Issuer to purchase, the Series A Storm-Recovery Property upon the Closing Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

                  (a) on or prior to the Closing Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Series A Storm-Recovery Property to be conveyed as of that date, substantially in the form of Exhibit A hereto;

                  (b) as of the Closing Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officer's Certificate to such effect and no Servicer Default shall have occurred and be continuing;

                  (c) as of the Closing Date:

                               (i) the Issuer shall have sufficient funds
                  available to pay the Series A Purchase Price to be conveyed on such date, and

                               (ii) all conditions set forth in the Indenture to
                  the issuance of the Bonds intended to provide such funds shall have been satisfied or waived;

                  (d) on or prior to the Closing Date, the Seller shall have taken all actions required under the Statute and the UCC, including the filing of the storm-recovery property notice with the Florida Secured Transactions Registry and any filings under the Statute and the UCC, to transfer to the Issuer ownership of the Series A Storm-Recovery Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken any action required for the Issuer to grant to the Trustee a valid first priority perfected security interest in the Collateral and maintain such security interest as of such date;

                  (e) the Seller shall have delivered to the Issuer such Opinions of Counsel as the Issuer shall request;

                  (f) the Seller shall have delivered to the Trustee and the Issuer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02; and

                  (g) the Seller shall have received the Series A Purchase Price in funds immediately available on the Closing Date.

                                  ARTICLE THREE

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the Closing Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring the Series A Storm-Recovery Property. The following representations and warranties are made under existing law as in effect as of the

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Closing Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Closing Date. The representations and warranties shall survive the sale of the Series A Storm-Recovery Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture; provided, however, that such representations and warranties shall cease to be in effect one year following the repayment or redemption of all of the Bonds.

         Section 3.01. Organization and Good Standing. The Seller is a corporation duly organized and in good standing under the laws of the State of Florida, with corporate power and authority to own its properties and conduct its business as currently owned and such business as presently conducted.

         Section 3.02. Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals, in all jurisdictions, other than Florida, in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

         Section 3.03. Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to own the Series A Storm-Recovery Property and sell and assign the Series A Storm-Recovery Property to the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

         Section 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 3.05. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Mortgage and Deed of Trust, the articles of incorporation or by-laws of the Seller, or any other material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated in the Indenture and as set forth in Section 4.02 of this Agreement); nor violate any law or any order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties. The Series A Storm-Recovery Property is not subject to any Lien thereon, including under the Mortgage and Deed of Trust, other than the Liens created pursuant to the Indenture and the Statute.

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         Section 3.06. No Proceedings. Except as disclosed in Schedule 3.06 and to the Seller's knowledge, there are no proceedings or investigations pending or, to the Seller's knowledge, threatened, before any Governmental Authority having jurisdiction over the Seller or its properties:

                  (a) asserting the invalidity of any of the Basic Documents, the Bonds, the Statute or the Financing Order;

                  (b) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by the Basic Documents;

                  (c) challenging the Seller's treatment of the Bonds as debt of the Seller for federal and state tax purposes; or

                  (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents, the Bonds or the Financing Order.

         Section 3.07. Approvals. Except for the filing of the storm-recovery property notice with the Florida Secured Transactions Registry under the Statute, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

         Section 3.08. Storm-Recovery Property.

         (a) Information. All historical data used for the purpose of calculating the Series A Storm-Recovery Charges in the Issuance Advice Letter and Initial True-Up Adjustment Letter are true and correct, and the assumptions used in such calculations are reasonable and made in good faith.

         (b) Effect of Transfer. The sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Series A Storm-Recovery Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Series A Storm-Recovery Property; and the Series A Storm-Recovery Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

         (c) Transfer Filings. The Seller is the sole owner of the Series A Storm-Recovery Property sold to the Issuer on the Closing Date; and the Series A Storm-Recovery Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including the filing of the storm-recovery property notice with the Florida Secured Transactions Registry under the Statute and under the UCC, necessary in any jurisdiction to give the Issuer a

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valid first priority perfected ownership interest in the Series A Storm-Recovery
Property and to grant to the Trustee a valid first priority perfected security interest in the Series A Storm-Recovery Property, free and clear of all Liens of the Seller or any other Person have been taken or made.

         (d) Financing Order Irrevocable; Process Valid; No Litigation; etc.

                  (i) The Financing Order has been issued by the Commission in accordance with the Statute, and such order and the process by which it was issued comply with all applicable laws, rules and regulations. The Financing Order has become effective pursuant to the Statute and is, and as of the date of issuance of the Bonds will be, in full force and effect and final and non-appealable.

                  (ii) As of the Closing Date, the Bonds will be entitled to the protections provided by the Statute and, in accordance with the Statute and the Financing Order is not subject to impairment and the right to impose, collect and adjust the Series A Storm-Recovery Charge authorized therein has become irrevocable and not subject to reduction, impairment or adjustment, except for the Periodic Adjustments to the Series A Storm-Recovery Charges provided for in the Financing Order.

                  (iii) (A) Under the Statute, the State of Florida may not take or permit any action that would impair the value of the Series A Storm-Recovery Property, reduce or alter, except for Periodic Adjustments allowed under the Financing Order, or impair the Series A Storm-Recovery Charges to be imposed, collected, and remitted for the benefit of Bondholders, until any Principal, Interest, or other charges incurred or contracts to be performed in connection with the Bonds held by Bondholders are paid or performed in full; and

                           (B) under the contract clauses of the State of
                  Florida and the United States constitutions, the State of Florida, including the Commission, could not take any action that substantially impairs the rights of the Bondholders unless such action is a reasonable exercise of the State of Florida's sovereign powers and of a character reasonable and appropriate to further a significant and legitimate public purpose, and, under the takings clauses of the State of Florida and the United States constitutions, the State of Florida could not repeal or amend the Statute or take any other action in contravention of its pledge in Section 366.8260(11) of the Statute if such action constitutes a permanent appropriation of a substantial property interest of Bondholders in the Storm-Recovery Property or substantially impairs the value of the Storm-Recovery Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investment in the Bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to Bondholders; provided that there can be no assurance that even if a court were to award just compensation it would be sufficient to pay the full amount of principal of and interest on the Bonds, and provided further that nothing in subparagraphs (A) or (B) shall preclude any such limitation or alteration if full compensation is made by law for the full protection of the Series A Storm-Recovery Charges and

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                  of the Bondholders or any assignee or party entering into a contract with the Seller.

                  (iv) There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Statute, the Financing Order, the Series A Storm-Recovery Property or the Series A Storm-Recovery Charges related thereto, or any rights arising under any of them, or that seeks to enjoin the performance of any obligations under the Financing Order which in any way is adverse to the position of the Bondholders.

                  (v) No other approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the creation or transfer of the Series A Storm-Recovery Property, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

                  (vi) Apart from amending the constitution of the State of Florida, the voters of the State of Florida have no right of referendum or initiative to amend, repeal or revoke the Statute in a manner that would impair the security of the Bondholders.

         (e) Creation of Series A Storm-Recovery Property.

                  (i) For purposes of the Statute, the Series A Storm-Recovery Property constitutes a present property right that will continue to exist until the Bonds issued pursuant to the Financing Order are paid in full and all Financing Costs of the Bonds have been recovered in full; and

                  (ii) the Series A Storm-Recovery Property consists of (A) the irrevocable right of the Seller under the Financing Order to impose, collect and receive Series A Storm-Recovery Charges in the amount necessary to provide for full recovery of Principal of and Interest on the Bonds, together with other Financing Costs related to the Bonds;
         (B) the right under the Financing Order to obtain Periodic Adjustments of the Series A Storm-Recovery Charges; and (C) all revenues, collections, payments, money and proceeds arising out of the rights and interests described in (A) and (B); and the Series A Storm-Recovery Property does not include any right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from the Tax Charges.

         Section 3.09. Solvency. After giving effect to the sale of the Series A Storm-Recovery Property hereunder, the Seller:

                  (a) is solvent and expects to remain solvent;

                  (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

                  (c) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

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                  (d) reasonably believes that it will be able to pay its debts as they become due; and

                  (e) is able to pay its debts as they mature and does not intend to incur, nor believe that it will incur, indebtedness that it will not be able to repay at its maturity.

         Section 3.10. Limitations on Representations and Warranties. Notwithstanding the representations and warranties contained in this Article Three, the Seller makes no representation or warranty that any amounts actually collected arising from the Series A Storm-Recovery Charges will in fact be sufficient to meet payment obligations on the Bonds or that the assumptions made in calculating the Series A Storm-Recovery Charges will in fact be realized.

         Section 3.11. Nature of Representations and Warranties. The representations and warranties set forth in this Article Three, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties' good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Bonds, and to reflect the parties' agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

                                  ARTICLE FOUR

                             COVENANTS OF THE SELLER

         Section 4.01. Seller's Existence. So long as any of the Bonds are Outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing or equivalent status under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

         Section 4.02. No Liens or Conveyances. Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Series A Storm-Recovery Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Series A Storm-Recovery Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Series A Storm-Recovery Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

         Section 4.03. Use of Proceeds. The Seller shall use proceeds from the sale of the Series A Storm-Recovery Property in accordance with the Financing Order.

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         Section 4.04. Delivery of Collections. In the event that the Seller is not the Servicer, and if the Seller receives collections of the Series A Storm-Recovery Charges with respect to the Series A Storm-Recovery Property or the proceeds thereof, the Seller shall pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after Seller becomes aware of such receipt.

         Section 4.05. Notice of Liens. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Series A Storm-Recovery Property other than the conveyances hereunder or under the Indenture.

         Section 4.06. Compliance with Law. The Seller shall materially comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Series A Storm-Recovery Property under any of the Basic Documents, the timing or amount of Series A Storm-Recovery Charges payable by Customers or the Seller's performance of its material obligations hereunder or thereunder.

         Section 4.07. Covenants Related to Series A Storm-Recovery Property.

         (a) So long as any of the Bonds are Outstanding, the Seller shall:

                  (i) treat the Bonds as debt of the Issuer and not the Seller, except for financial accounting or tax reporting purposes;

                  (ii) disclose in its financial statements that it is not the owner of the Series A Storm-Recovery Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

                  (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                  (iv) not own or purchase any Bonds.

         (b) The Seller agrees that upon the sale by the Seller of the Series A Storm-Recovery Property to the Issuer pursuant to this Agreement:

                  (i) to the fullest extent permitted by law, including the Statute and applicable Commission Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Series A Storm-Recovery Property, including the right to collect any amounts payable by any Customer in respect of such Series A Storm-Recovery Property, notwithstanding any objection or direction to the contrary by the Seller; and

                  (ii) any payment by any Customer to the Issuer of Series A Storm-Recovery Charges shall discharge such Customer's obligations in respect of such Series A Storm-Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

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         (c) So long as any of the Bonds are Outstanding,

                  (i) in all proceedings relating directly or indirectly to the Series A Storm-Recovery Property the Seller shall: (A) affirmatively certify and confirm that it has sold the Series A Storm-Recovery Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) not make any statement or reference in respect of the Series A Storm-Recovery Property that is inconsistent with the ownership thereof by the Issuer (other than as required for financial accounting or tax reporting purposes);

                  (ii) the Seller shall not take any action in respect of the Series A Storm-Recovery Property except as contemplated by the Basic Documents; and

                  (iii) the Seller shall not sell Subsequent Storm-Recovery Property in connection with the issuance of Additional Bonds nor shall the Seller sell storm-recovery property under a Subsequent Financing Order to any other entity unless the Rating Agency Condition shall have been satisfied.

         Section 4.08. Protection of Title. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Trustee in the Series A Storm-Recovery Property, including all filings (if any) required under the Statute and the UCC relating to the transfer of the ownership of the Series A Storm-Recovery Property by the Seller to the Issuer and the pledge of the Series A Storm-Recovery Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the Commission or the State of Florida of any of their material obligations or duties under the Statute and the Financing Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

                  (a) to attempt to protect the Issuer and the Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty set forth in Article Three; or

                  (b) to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order, or the rights of Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Bondholders.

         The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section 4.08 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood and agreed that the Seller may be required to temporarily advance its own funds to satisfy its obligations hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section 4.08, it being understood that the Issuer shall have no obligation to execute any such instruments.

         Section 4.09. Taxes. So long as any of the Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Series A Storm-Recovery Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

         Section 4.10. Filings Pursuant to Financing Order. The Seller shall comply with all filing requirements, including any making post closing filings, in accordance with the Financing Order.

                                  ARTICLE FIVE

                      ADDITIONAL UNDERTAKINGS OF THE SELLER

         The Seller hereby undertakes the obligations contained in this Article Five and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Bondholders.

         Section 5.01. Liability of the Seller; Indemnities.

         (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

         (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Bondholders, and each of the Issuer's and the Trustee's respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Bondholders as a result of their ownership of Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the sale and assignment of the Series A Storm-Recovery Property by the Seller to the Issuer, the acquisition or holding of the Series A Storm-Recovery Property by the Issuer or the issuance and sale by the Issuer of the Bonds, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Bond, it being understood that the Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Trustee.

         (c) The Seller shall indemnify the Issuer and the Trustee for itself and on behalf of the Bondholders, and each of the Issuer's and the Trustee's respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, (i) any and all amounts of Principal of and Interest on the Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and (ii) any and all Losses that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for or payments of Principal of or Interest on the Bonds, together with any reasonable costs and expenses actually incurred by such Person, as a result of the Seller's material breach of any of its representations, warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to Seller's breach, and provided that, with respect to a material breach of a covenant, the Seller has first had a 30-day opportunity to cure such breach beginning with the receipt of a notice of breach from Issuer and has failed to cure such breach within such period; and provided further that the Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) solely through a cause of action brought for their benefit by the Trustee.

         (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Issuer's property or assets based on existing law as of the Closing Date.

         (e) Notwithstanding Section 5.01(b) and (c), the Seller shall not be liable for any Losses resulting solely from a downgrade in the ratings on the Bonds or for any consequential, incidental or indirect damages, including any loss of market value of the Bonds, resulting solely from any downgrade of the ratings of the Bonds.

         (f) If the Seller remains an entity subject to the Commission's regulatory authority as a public utility (or otherwise for ratemaking purposes), the Seller acknowledges and agrees that the Commission may, subject to the outcome of an appropriate Commission proceeding, take such action as it deems necessary or appropriate under its regulatory authority to require the Seller to make Customers whole for any Losses they incur by reason of

                  (i) any failure of the Seller's material representations or warranties set forth in this Agreement (other than the Seller's representations and warranties set forth in Section 3.08(d) and Section 3.08(e)), or

                  (ii) any material breach of the Seller's covenants contained in this Agreement (other than the Seller's covenant set forth in the third sentence of Section 4.08),

including in each case (without limitation) Losses attributable to higher Storm-Recovery Charges imposed on Customers. The Seller acknowledges and agrees that such action by the Commission may include, but is not limited to, adjustments to the Seller's other regulated rates and charges or credits to Customers.

         (g) If the Seller does not remain an entity subject to the Commission's regulatory authority as a public utility (or otherwise for ratemaking purposes), the Seller shall indemnify the Commission, on behalf of Customers, for any Losses Customers incur by reason of

                  (i) any failure of the Seller's material representations or warranties set forth in this Agreement (other than the Seller's representations and warranties set forth in Section 3.08(d) and Section 3.08(e)), or

                  (ii) any material breach of the Seller's covenants contained in this Agreement (other than the Seller's covenant set forth in the third sentence of Section 4.08),

including without limitation Losses attributable to higher Storm-Recovery Charges imposed on Customers.

         (h) Indemnification under this Section 5.01, shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses actually incurred). The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

         (i) The indemnification obligation of the Seller under this Section
5.01 shall be pari passu with all other general unsecured obligations of the Seller.

         Section 5.02. Merger or Other Succession to, and Assumption of, the Obligations of the Seller. Any Person:

                  (a) into which the Seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Seller,

                  (b) which results from the division of the Seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Seller,

                  (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or the major part of the electric distribution business of the Seller,

                  (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Seller, or

                  (e) which may otherwise succeed to all or the major part of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

                           (i) immediately after giving effect to such
                  transaction, no representation or warranty made pursuant to Article Three shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

                           (ii) the Seller shall have delivered to the Issuer
                  and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, reorganization, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

                           (iii) the Seller shall have delivered to the Issuer
                  and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either:

                                    (A) all filings to be made by the Seller or
                           the Seller, in its capacity as Servicer, including filings under the Statute and the UCC, that are necessary or advisable fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Series A Storm-Recovery Property have been executed and filed, and reciting the details of such filings, or

                                    (B) no such action is necessary to preserve
                           and protect such interests;

                           (iv) the Rating Agencies shall have received prior
                  written notice of such transaction; and

                           (v) the Seller shall have delivered to the Issuer and
                  the Trustee an opinion of Independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or other succession to, and assumption of, the obligations of the Seller will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding Bonds.

The Seller shall not consummate any transaction referred to in clauses (a), (b),
(c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i), (ii) , (iii), (iv) and (v) of clause (e). When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

         Section 5.03. Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, and except as expressly provided herein, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that nothing in this
Section 5.03 shall limit the Seller's liabilities or obligations of the Seller to indemnify set forth in Section 5.01 of this Agreement.

                                   ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

         Section 6.01. Amendment.

         (a) Subject to Section 6.01(b), this Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and Section 3.06 of the Servicing Agreement. Subject to Section 6.01(b), the Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

         (b) Notwithstanding anything to the contrary in this Section 6.01, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this paragraph (b).

                  (i) At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 6.01(a) (except that the consent of the Trustee may be subject to the consent of Bondholders if such consent is required or sought by the Trustee in connection with such amendment or modification) the Seller shall have delivered to the Commission's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                           (A) a reference to Docket No. 060038-EI;

                           (B) an Officer's Certificate stating that the
                  proposed amendment or modification has been approved by all parties to this Agreement; and

                           (C) a statement identifying the person to whom the
                  Commission is to address any response to the proposed amendment or to request additional time.

                  (ii) If the Commission or an authorized representative of the Commission, within 15 days (subject to extension as provided in clause
         (iii)) of receiving a notification
         complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement that the Commission might object to the proposed amendment or modification, then, except as provided in clause (iv) below, such proposed amendment or modification shall not be effective unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification; or

                  (iii) If the Commission or an authorized representative of the Commission, within 15 days of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (i)(C) a written statement as described in subparagraph (ii), unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

                  (iv) If (A) the Commission or an authorized representative of the Commission, shall not have delivered written notice that the Commission might object to such proposed amendment or modification within the time periods described in subparagraphs (ii) or (iii), whichever is applicable, or (B) the Commission or authorized representative of the Commission, has delivered such written notice but does not within 60 days of the delivery of the notification in (a) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in Section 6.01(a).

                  (v) Following the delivery of a statement from the Commission or an authorized representative of the Commission to the Seller under subparagraph (ii), the Seller and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment.

         (c) For the purpose of this Section 6.01, an "authorized representative of the Commission" means any person authorized to act on behalf of the Commission, as evidenced by an Opinion of Counsel (which may be the general counsel) to the Commission.

         Section 6.02. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

                  (a) in the case of the Seller, at Florida Power & Light Company, Attention: Treasurer, 700 Universe Boulevard, Juno Beach, FL 33408-0420.

                  (b) in the case of the Issuer, at FPL Recovery Funding LLC, 700 Universe Boulevard, Juno Beach, FL 33408-0420, Attention:
         Treasurer,

                  (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

                  (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department,

                  (e) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

                  (f) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

                  (g) in the case of the Commission, at Florida Public Service Commission, 2450 Shumard Oak Blvd., Tallahassee, Florida 32399-0850,
         Attention: Executive Director and General Counsel;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 6.03. Assignment by Seller. Subject to Sections 5.02 and 6.04, this Agreement may not be assigned by the Seller.

         Section 6.04. Assignment to Trustee. The Seller hereby acknowledges and consents to the pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders of all right, title and interest of the Issuer in, to and under the Series A Storm-Recovery Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

         Section 6.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Commission, on behalf of itself and Customers, and the Trustee, on behalf of itself and the Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 6.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 6.09. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 6.10. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Bonds and any other amounts owed under the Indenture, including any amounts owed to third-party credit enhancers, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or, sustaining an involuntary case against, the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         Section 6.11. Further Assurances. The Issuer and the Seller agree to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as any other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. In furtherance of the foregoing, and not in limitation thereof, each of the parties agrees to furnish to the others such powers of attorney as may be necessary, where a party is acting as agent for another, to enable the parties to carry out their respective duties and realize the benefits provided by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                    FPL RECOVERY FUNDING LLC,
                                       as Issuer


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    FLORIDA POWER & LIGHT COMPANY,
                                       as Seller


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                  BILL OF SALE


         For good and valuable consideration the receipt of which is hereby acknowledged, Florida Power & Light Company, a Florida corporation (the "Seller"), does hereby sell, assign, transfer and convey to FPL Recovery Funding LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under the Series A Storm-Recovery Property, which sale, assignment, transfer and conveyance of the Series A Storm-Recovery Property shall include, as provided in the Statute, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money or proceeds arising under or with respect to the Series A Storm-Recovery Charges related to the Series A Storm-Recovery Property, as such Series A Storm-Recovery Charges may be adjusted from time to time in accordance with the Statute and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever, it being understood that such Series A Storm-Recovery Property does not include the right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from the Tax Charges.

         The foregoing sale, transfer, assignment and conveyance of the Series A Storm-Recovery Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 366.8260(5)(c) of the Statute and Financing Order, shall constitute a sale and absolute transfer of all of the Seller's right, title and interest in, to and under, and not a borrowing secured by, the Series A Storm-Recovery Property. The preceding sentence is the statement referred to in Section 366.8260(5)(c) of the Statute and in the Financing Order.

         Capitalized terms used herein and not defined shall have the meanings set forth in the Series A Storm-Recovery Property Sale Agreement, dated as of __________, 2007 (the "Sale Agreement") between the Issuer and the Seller, as the same may be amended or supplemented from time to time.

         This Bill of Sale is governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this __________ day of __________, ____.

                                    FLORIDA POWER & LIGHT COMPANY,
                                       as Seller


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Accepted this __________ day of __________, ____.


FPL RECOVERY FUNDING LLC,
      as Issuer


By:
   --------------------------------------
   Name:
   Title:

                                  SCHEDULE 3.06

                                                                      APPENDIX A

                               MASTER DEFINITIONS


                    See Servicing Agreement, Exhibit 99.1



                                  Appendix A-1